LIMITED POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
That the undersigned hereby constitutes and appoints each of
Kelly L. Kittrell and Douglas D. Haloftis,
signing singly, the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or 10% owner of CVSL Inc., a Florida corporation
(the "Company"), Forms 3, 4, and 5 in
accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, and any amendments thereto, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company, including but not limited to obtaining Edgar filing codes, to comply with
Section 16(a) of the Exchange Act (collectively, "Section 16(a) Filings");
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
Section 16(a) Filings, and timely file such Section 16(a)
Filings with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion
of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the
undersigned, it being understood that the Section 16(a) Filings executed by such attorney-in-fact on
behalf of the undersigned pursuant to this Power of Attorney may be in such form and may contain such
terms and conditions as such attorney-in-fact approves in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact
full power and authority to do and
perform any and every act and thing whatsoever requisite,
necessary, or proper to be done in the
exercise of any of the rights and powers herein granted,
as fully to all intents and purposes as
the undersigned might or could do if personally present,
with full power of substitution or revocation,
hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights
and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities
to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer
required to make Section 16(a) Filings with respect to the
undersigned's holdings of and transactions
in securities issued by the Company, unless earlier revoked
by the undersigned in a signed writing delivered to the
foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed
as of this 10th day of September, 2014.
/s/ John Bickel
Name: John Bickel